EXHIBIT 5


                         [BOSTON SCIENTIFIC LETTERHEAD]

                               September 30, 1998


Boston Scientific Corporation
One Boston Scientific Place
Natick, MA  01760-1537

        Re: CardioGene Therapeutics, Inc. ("CardioGene")

Gentlemen:

     This opinion is rendered to you in connection with the filing by Boston Scientific Corporation, a Delaware corporation (the "Corporation"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933 of 324,230 shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), filed with the Securities and Exchange Commission on September 30, 1998, all of which Shares were issued, as unregistered shares, on June 30, 1998 pursuant to the terms of an Agreement and Plan of Merger, dated as of June 30, 1998 (the "Agreement"), among the Corporation, CG Acquisition Co., a Delaware Corporation, CardioGene Therapeutics, Inc., a Delaware corporation ("CardioGene"), and each of the stockholders of CardioGene.

     In rendering this opinion as Assistant General Counsel of the Corporation, I or attorneys in my office have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related prospectus (the "Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies. Subject to the foregoing, it is my opinion that the Common Stock has been duly authorized and that the shares of Common Stock are validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Prospectus.

                                     Very truly yours,


                                     /s/  Lawrence J. Knopf
                                     -------------------------------
                                     Lawrence J. Knopf
                                     Vice President, Assistant Secretary and
                                     Assistant General Counsel